May 9, 2018

RAVE Restaurant Group, Inc. Reports Third Fiscal Quarter 2018 Financial Results

RAVE net loss narrows

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the third quarter of fiscal 2018 ended March 25, 2018.

Third Quarter Highlights:

•	Total consolidated revenue decreased 59.0% to $2.7 million compared to $6.5 million in the third quarter of fiscal 2017.
•	Pizza Inn domestic comparable store retail sales increased 2.3% from the same period of the prior year despite the adverse impact of abnormal severe weather in several markets during the third quarter of fiscal 2018, while total domestic retail sales decreased by 3.6%.
•	Pie Five comparable store retail sales decreased 12.6% from the same period of the prior year, while total system-wide retail sales decreased by 19.6%.
•	Company-owned Pie Five average weekly sales decreased 10.9% year over year.
•	Net loss improved by $1.5 million to $0.5 million for the third quarter of fiscal 2018 compared to $2.0 million for the same quarter of the prior year.
•	On a fully diluted basis, the Company reported a loss of $0.03 per share for the third quarter of fiscal 2018 compared to a loss of $0.18 per share for the same period of the prior year.
•	Adjusted EBITDA of ($0.2) million was $0.4 million better than the same quarter of the prior year.

•	Company-owned Pie Five operating cash flow increased $0.1 million from the same period of the prior year.
•	Net reduction of two Pie Five restaurants during the quarter brought the total Pie Five restaurants open at the end of the quarter to 78.
•	During the second fiscal quarter ended December 24, 2017, the Company discontinued its Norco distribution division and revised its arrangements with third party suppliers and distributors of food, equipment and supplies. As a result, sale of food, equipment and supplies is no longer recognized as revenue and the cost of such items is no longer included in cost of sales. The historical Norco distribution division financial results are presented as net within discontinued operations.

 “Last quarter was transitional as we streamlined operations and strengthened both Rave brands by prioritizing revenues and profitability for our franchisees over growth,” said Scott Crane, Chief Executive Officer of Rave Restaurant Group, Inc. “Our leadership team continues to work on efficiency and effectiveness across all operations. Our targeted plan is progressing towards a solid foundation for future growth.”

Third Quarter Fiscal 2018 Operating Results

Revenues of $2.7 million and $12.3 million for the third quarter and year to date fiscal 2018 were 59.0% and 40.7% lower, respectively, than the same periods of the prior year. For the three and nine month periods ended March 25, 2018, the Company reported a net loss of $0.5 million and $1.4 million, respectively, compared to a loss of $2.0 million and $11.4 million for the same periods of the prior year. On a fully diluted basis, the loss was $0.03 per share and $0.11 per share, respectively, for the third quarter and year to date fiscal 2018, compared to a loss of $0.18 per share and $1.07 per share for the same periods of the prior year. The decreased loss for the three-month period ended March 25, 2018 was primarily attributable to an $0.8 improvement in loss from continuing operations before taxes from Company-owned restaurants and a $0.7 million decrease in corporate expenses. The decreased loss for the nine-month period ended March 25, 2018 was primarily attributable to a $7.3 million improvement in loss from continuing operations before taxes from Company-owned restaurants and a $2.1 million improvement in corporate expenses. The Company continued to provide a full valuation allowance against its deferred tax assets.  Adjusted EBITDA improved $0.4 million and $1.8 million for the three and nine month periods ended March 25, 2018 to ($0.2) million and $0.3 million, respectively.

In the second quarter, the Company made a strategic shift to discontinue its Norco distribution division. As a result, sale of food, equipment and supplies is no longer recognized as revenue and the cost of such items is no longer included in cost of sales.

“Our emphasis has been on refining the strategy to prioritize investment into areas where we can and must win,” said Crane. “Our new supply chain model is an opportunity to intensify the focus on reducing cost of sales while providing enhanced service and efficiency for our franchisees.”

Despite the adverse impact of abnormal severe weather in several markets during the third quarter of fiscal 2018, Pizza Inn domestic comparable store retail sales increased 2.3% and 2.0%, respectively, for the three and nine month periods ended March 25, 2018, compared to the same periods of the prior year. Pizza Inn total domestic retail sales decreased 3.6% and 2.6%, respectively, for the three and nine month periods ended March 25, 2018, compared to the same periods of the prior year.

“We are pleased to see continued positive same store sales trends from our legacy brand,” said Crane. “Despite weather issues in January, Pizza Inn was able to end the third quarter on a high note and continues to see increased traffic and sales momentum. Pizza Inn is focusing on increasing top-line growth for franchisees with new initiatives such as all day buffet and an improved online ordering experience.”

“The first location of our new kiosk concept, PIE, is on track to open later this spring in the Fort Lauderdale Airport,” said Crane. “PIE is our new concept geared towards convenience stores and airports for a grab-and-go option. We are looking to continue expansion across the country.”

Comparable store retail sales decreased by 12.6% for the most recent fiscal quarter compared to the same period in the prior year. Pie Five system-wide retail sales decreased 19.6% for the third quarter of fiscal 2018 when compared to the same period in the prior year, primarily driven by the decrease in average number of units open and reduced comparable store sales. Pie Five comparable store retail sales decreased by 14.9% during the first nine months of fiscal 2018 compared to the same period of the prior year. Year to date, Pie Five system-wide retail sales decreased 18.5% compared to the same period in the prior year, primarily driven by the decrease in average number of units open and reduced comparable store sales.

Pie Five continues to capitalize on the growth of delivery and health-based consumer trends. The cauliflower crust that was introduced in the second quarter of 2018 was recently added as a permanent addition to Pie Five’s dough line-up. Cauliflower is healthy, low-carb, and gluten-free, making it a healthier option for consumers with dietary restrictions.

“Our cauliflower crust sales have exceeded our expectations,” said Crane. “We are seeing increased frequency from existing customers and we are attracting new guests looking for a lower-carb option. In addition, our 14” pizzas and sandwiches have been well received by our guests. We are also gaining traction with airport expansion. We are currently open at Baltimore-Washington International and San Francisco International and have new airport locations planned for later this year. We have also partnered with new suppliers to find purchasing efficiencies that directly impact franchisees’ bottom lines.”

Development Review

In the third quarter of fiscal 2018, two new franchised Pie Five restaurants were opened, while three franchised restaurants and one Company-owned store were closed, bringing the quarter-end total unit count to 78 restaurants.

“We have deliberately shifted our focus to a franchise model that allows us to create brand-building strategies that lead to long-term success for our franchisees,” said Crane.

During the third quarter of fiscal 2018, the number of Pizza Inn domestic units declined to from 156 units to 152 units, while international units declined by two units to 60 units.

“Pizza Inn is experiencing a resurgence in new development,” said Crane. “We have a solid pipeline of new locations along with a refreshing of existing restaurants. We are also looking to PIE as a new concept for expansion. We closed two development deals for PIE in the third quarter and five more since the quarter ended, for a total of seven projected PIE units.”

Conference Call

A conference call and audio webcast have been scheduled to discuss these results. Details of the conference call are as follows:

Date:	Wednesday, May 9, 2018
Time:	5 p.m. Central time
Dial-In #:	1-844-492-3725 U.S. & Canada
1-412-317-5108 International

The conference call will be webcast at raverg.com. A web-based archive of the conference call will also be available at the above website.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating operating performance. EBITDA, Adjusted EBITDA and restaurant operating cash flow are non-GAAP financial measures that the Company believes are useful to investors in understanding its operating performance. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

RAVE Restaurant Group, Inc. considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. The Company believes that restaurant operating cash flow is a useful metric to investors in evaluating the ongoing operating performance of Company-owned restaurants and comparing such store operating performance from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, pre-opening expense, gain/loss on sale of assets, costs related to impairment, other lease charges, non-operating store costs and discontinued operations. “Restaurant operating cash flow” represents the pre-tax income earned by Company-owned restaurants before (1) allocated marketing and advertising expenses, (2) depreciation and amortization, (3) pre-opening expenses, (4) operations management and extraordinary expenses, (5) impairment and other lease charges, and (6) non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.

Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, operates and franchises approximately 290 Pie Five Pizza Co. and Pizza Inn restaurants domestically and internationally. Pie Five Pizza Co. is a leader in the rapidly growing fast-casual pizza space offering made-to-order pizzas ready in under five minutes. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “RAVE”. For more information, please visit www.raverg.com.

Contact:

Investor Relations

RAVE Restaurant Group, Inc.

469-384-5000

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 25,	March 26,	March 25,	March 26,
	2018	2017	2018	2017

REVENUES:	$ 2,665	$ 6,498	$ 12,294	$ 20,744

COSTS AND EXPENSES:
Cost of sales	299	3,756	3,441	12,061
General and administrative expenses	1,698	2,902	5,809	8,427
Franchise expenses	613	587	1,957	1,850
Pre-opening expenses	-	29	114	83
Loss/(Gain) on sale of assets	31	345	(134)	1,044
Impairment of long-lived assets and other lease charges	70	(110)	751	5,116
Bad debt	264	73	477	424
Interest expense	26	37	157	39
Depreciation and amortization expense	133	578	733	2,095
Total costs and expenses	3,134	8,197	13,305	31,139

LOSS FROM CONTINUING OPERATIONS BEFORE TAXES	(469)	(1,699)	(1,011)	(10,395)
Income tax expense / (benefit)	6	5	(8)	15
LOSS FROM CONTINUING OPERATIONS	(475)	(1,704)	(1,003)	(10,410)

Loss from discontinued operations	(17)	(258)	(422)	(973)
NET LOSS	$ (492)	$ (1,962)	$ (1,425)	$ (11,383)

LOSS PER SHARE OF COMMON STOCK - BASIC:
Loss from continuing operations	$ (0.03)	$ (0.16)	$ (0.08)	$ (0.98)
Loss from discontinued operations	(0.00)	(0.02)	(0.03)	(0.09)
Net loss	$ (0.03)	$ (0.18)	$ (0.11)	$ (1.07)

LOSS PER SHARE OF COMMON STOCK - DILUTED:

Loss from continuing operations	$ (0.03)	$ (0.16)	$ (0.08)	$ (0.98)
Loss from discontinued operations	(0.00)	(0.02)	(0.03)	(0.09)
Net loss	$ (0.03)	$ (0.18)	$ (0.11)	$ (1.07)

Weighted average common shares outstanding - basic	14,940	10,657	13,456	10,602

Weighted average common and
potential dilutive common shares outstanding	14,940	10,657	13,456	10,602

RAVE RESTAURANT GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 25,	June 25,
	2018 (unaudited)	2017

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$979	$451
Accounts receivable, less allowance for bad debts
of $298 and $249, respectively	1,568	2,761
Notes receivable, less allowance for bad debts
of $95 and $0, respectively	853	675
Inventories	13	79
Income tax receivable	5	194
Property held for sale	552	671
Prepaid expenses and other	488	295
Total current assets	4,458	5,126

LONG-TERM ASSETS
Property, plant and equipment, net	1,839	3,808
Intangible assets definite-lived, net	218	239
Long-term notes receivable	325	127
Deposits and other	243	246
Total assets	$7,083	$9,546

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable - trade	$713	$4,165
Short-term debt	—	1,000
Accrued expenses	863	1,265
Deferred rent	35	101
Deferred revenues	68	212
Total current liabilities	1,679	6,743

Convertible notes	1,557	2,749
Deferred rent, net of current portion	218	655
Deferred revenues, net of current portion	700	1,425
Other long-term liabilities	38	53
Total liabilities	4,192	11,625

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock, $.01 par value; authorized 26,000,000
shares; issued 22,166,674 and 17,786,049 shares, respectively;
outstanding 15,047,274 and 10,666,649 shares, respectively	222	178
Additional paid-in capital	33,135	26,784
Accumulated deficit	(5,830)	(4,405)
Treasury stock at cost
Shares in treasury: 7,119,400	(24,636)	(24,636)
Total shareholders' equity (deficit)	2,891	(2,079)

	$7,083	$9,546

RAVE RESTAURANT GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	March 25,	March 26,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(1,425)	$(11,383)
Adjustments to reconcile net loss to
cash used in operating activties:
Depreciation and amortization	704	2,080
Amortization of intangible assets definite-lived	29	37
Amortization of debt issue costs	29	—
Impairment of long-lived assets and other lease charges	751	4,773
Stock compensation expense	29	143
(Gain)/loss on sale/disposal of assets	(134)	1,044
Provision for bad debt	477	423
Changes in operating assets and liabilities:
Accounts receivable	1,127	39
Inventories	66	65
Accounts payable - trade	(4,240)	512
Accrued expenses	(417)	(321)
Deferred rent	(503)	(167)
Deferred revenue	(734)	17
Prepaid expenses and other	(188)	(294)
Cash used in operating activities	(4,429)	(3,032)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	1,706	102
Purchase of intangible assets definite-lived	(9)	—
Capital expenditures	(884)	(258)
Cash provided by (used in) investing activities	813	(156)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	5,144	—
Proceeds from stock options	—	806
Proceeds from issuance of convertible notes	—	2,882
Issuance (payments) of short-term debt	(1,000)	1,000
Cash provided by financing activities	4,144	4,688

Net increase in cash and cash equivalents	528	1,500
Cash and cash equivalents, beginning of period	451	873
Cash and cash equivalents, end of period	$979	$2,373

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the period:
Interest paid	$170	$25
Taxes paid	$48	$29
Non-cash activities:
Capital expenditures included in accounts payable	$81	$—

RAVE RESTAURANT GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 25,	March 26,	March 25,	March 26,
	2018	2017	2018	2017
Net loss	$(492)	$(1,962)	$(1,425)	$(11,383)
Interest expense	26	37	157	39
Income taxes	6	5	(8)	15
Depreciation and amortization	133	578	733	2,095
EBITDA	$(327)	$(1,342)	$(543)	$(9,234)
Stock compensation expense	10	53	29	143
Pre-opening costs	—	29	114	83
(Gain)/Loss on sale/disposal of assets	31	345	(134)	1,044
Impairment of long-lived assets and other lease charges	70	(110)	751	5,116
Discontinued operations and closed and non-operating store costs	—	454	72	1,338
Adjusted EBITDA	$(216)	$(571)	$289	$(1,510)